UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2019

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Class A Director

Effective as of June 4, 2019, the Board of Directors (the “Board”) of NextDecade Corporation (the “Company”) appointed Taewon Jun as a Class A director of the Board. Mr. Jun was nominated by HGC NEXT INV LLC (“HGC”) to replace its previous director designee, Koo Yung Lee. HGC has the right to designate a Class A director to the Board pursuant to that certain Purchaser Rights Agreement, dated as of August 23, 2018, by and between the Company and HGC. Mr. Jun will serve as a Class A director until the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).  He is not expected to be named to any committees of the Board.

Since April 2019, Mr. Jun has served as a  Senior Vice President of Hanwha Holdings (USA), Inc., a holding company of various entities based in the United States.  From July 2016 until March 2019, Mr. Jun served as an Executive Director of Morgan Stanley Private Equity Asia and, from June 2012 until June 2016, he served as a Senior Director of Mergers and Acquisitions Team at Hanwha Group Management and Planning Headquarters in Seoul, South Korea, a business conglomerate with its affiliates under operation of various industries including chemicals, energy, petrochemicals, solar, aerospace, and defense as well as finance, asset management, and hotel and resorts.  Mr. Jun received a Bachelor of Science in Business Administration from Korea University and a Master of Business Administration from the University of Pennsylvania.

Mr. Jun has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Class B Directors

As previously disclosed in the Company’s Preliminary Proxy Statement (the “Preliminary Proxy Statement”) filed in connection with the Annual Meeting,  the Board has nominated for election each of David Gallo, David Magid, and Eric S. Rosenfeld as Class B directors of the Company.   On June 4, 2019, each of Messrs. Gallo, Magid, and Rosenfeld advised the Company that, if elected, he will serve until the earlier of (i) the date one year after the date of his election at the Annual Meeting and (ii) the date that is sixty (60) days after the date on which the Board affirmatively makes a final investment decision on the Company’s Rio Grande liquefied natural gas project located at the Port of Brownsville in southern Texas, at which point he will resign from the Board.    The prospective resignations of Messrs. Gallo, Magid, and Rosenfeld from the Board are not due to any disagreement with the Company.

Item 8.01Other Events.

As previously disclosed in the Preliminary Proxy Statement, on June 4, 2019, the Board appointed Matthew K. Schatzman, Chief Executive Officer of the Company, as Chairman of the Board.  In addition, the Board appointed Matthew Bonanno as Lead Independent Director of the Board on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2019

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel